SECURITIES AND EXCHANGE COMMISSION

                         Washington, D.C. 20549

                                FORM 8-K

                             CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  December 27, 1998

Penobscot Shoe Company
(Exact name of registrant as specified in its charter)

Maine
(State or other jurisdiction of incorporation or organization)

1-5548
(Commission File Number)

01-0139580
(IRS Employer Identification No.)

450 North Main Street, Old Town Maine
(Address of principal executive offices)

04468
(Zip Code)

Registrant's telephone number, including area code:  (207) 827-4431

Not Applicable
(Former name or former address, if changed since last report)

Item 5. Other Events. On December 27, 1998, Paul Hansen died unexpectedly at his home in Brewer, Maine. Mr. Hansen was the President and Chief Executive Officer of the Company since January 1, 1994. The Chairman of the Board of Directors, Irving Kagan, who has remained active and involved with the Company since his retirement in 1993, has resumed responsibilities as Chief Executive Officer. Mr. Kagan has been a Director since 1960, and he previously served as Chief Executive Officer of the Company from 1973 until December 31, 1993. On December 28, 1998, the Company issued the following press release:

                             PUBLIC RELEASE
                             ______________

Penobscot Shoe Company reported today the unexpected death of Paul Hansen, President and Chief Executive Office, on December 27, at his home in Brewer, Maine. Hansen started his long career with Penobscot in 1958 as an hourly paid production worker and rose to the Presidency in 1994. He is well known and highly regarded in the shoe industry and was serving as Director of FFANY, a primary association of the footwear industry, at the time of his death.

The Chairman of the Board, Irving Kagan, who has remained active and involved with the Company since his retirement in 1993, will resume responsibilities as Chief Executive Officer.

                                SIGNATURES

	Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.




                              PENOBSCOT SHOE COMPANY
                              _______________________
                                  (Registrant)

                                   David L. Keane
January 7, 1999               _______________________
                              By:  David L. Keane
                              Vice President/Finance and
                              Administration